Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$2,501,835
Unrealized Gain (Loss) on Market Value of Commodity Futures	(5,398,251)
Dividend Income	158,330
Interest Income	197,230
ETF Transaction Fees	700
Total Income (Loss)	$(2,540,156)

Expenses
General Partner Management Fees	$42,834
Professional Fees	11,995
Brokerage Commissions	5,675
Directors' Fees and insurance	2,849
License fees	1,782
Total Expenses	$65,135
Net Income (Loss)	$(2,605,291)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/23	$81,557,684
Additions (100,000 Shares)	5,945,676
Net Income (Loss)	(2,605,291)

Net Asset Value End of Month	$84,898,069
Net Asset Value Per Share (1,400,000 Shares)	$60.64

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596